press release

August 4, 2011

Half year 2011 Earnings

In line with Ambition AXA

- **Strong earnings growth**
  - Underlying Earnings up 10% to Euro 2.2 billion
  - Adjusted earnings up 7% to Euro 2.4 billion
  - Net Income quadrupled to Euro 4.0 billion
- **Substantial increase in new business profitability**
  - Life & Savings NBV margin up from 21% to 26%
  - Property & Casualty current year combined ratio down 3.8 pts to 99.2%
- **Strong sales in high growth markets with high new business margins**

"AXA teams have achieved an excellent performance in the first half of 2011 with resumed earnings growth", **said Henri de Castries, Chairman and CEO of AXA.**

"Thanks to the quality of our distributors and the engagement of our employees, we were able to significantly improve new business margins in both Life & Savings and Property & Casualty businesses. In Asset Management, AXA IM recorded strong investment performance and positive net inflows and we remain confident in the rebound potential of AllianceBernstein despite current outflows."

"AXA begins the second half of 2011 with a significantly increased exposure to high growth markets. This was achieved through both strong organic growth and active capital management, including the announced sale of Canadian operations, the sale of Australia & New Zealand operations and the acquisition of minority interests in Asia."

"Although the macro-economic environment remains uncertain, AXA clients can rely on the financial strength of the Group and the strong quality and diversification of our businesses and invested assets."

"Our company-wide strategic plan, Ambition AXA, was launched this year and the first half results show that we are off to a good start in meeting our objectives. Going forward, we should continue to benefit from our selective approach in mature markets, our acceleration in high growth markets and the ongoing efficiency programs which have started to deliver."

Key figures

In Euro million unless otherwise noted	1H10	1H11	Change on a reported basis	Change on a comparable basis
Total revenues	49,153	**46,836**	-5%	-3%
NBV margin (%)	20.8%	**26.1%**	+5.3 pts	+2.8 pts
All year combined ratio	98.6%	**97.2%**	- 1.4 pts	- 1.3 pts
Current year combined ratio	103.1%	**99.2%**	-3.9 pts	-3.8 pts
Underlying Earnings	1,997	**2,222**	+11%	+10%
Adjusted Earnings	2,187	**2,393**	+9%	+7%
Adjusted ROE	11.8%	**13.5%**	+ 1.7 pts	
Net income	944	**3,999**	+324%	+308%

In Euro million unless otherwise noted	FY10	1H11	Change on a reported basis
Shareholders' equity	49,698	**46,416**	-7%
Debt gearing (%)	28%	**28%**	+ 0 pt
Economic solvency ratio (%)	178%	**184%**	+6 pts

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Contents

redefining / standards

All comments are on a comparable basis (constant Forex, scope and methodology for activity indicators; constant Forex for earnings unless otherwise specified).

1H10 APE and NBV of the sold UK operations are excluded from reported figures. 1H11 APE and NBV of Australia & New Zealand, Hong Kong, South-East Asia, India & China are restated for AXA APH transaction in reported figures. Canadian operations are treated as discontinued operations and therefore excluded from 1H10 and 1H11 revenues, underlying earnings and adjusted earnings.

Revenues

- **Total Revenues** were down 3% to Euro 46,836 million (-5% on a reported basis).
- **Life & Savings** revenues were down 7% to Euro 27,841 million.

  New Business Volume (APE[1]) was down 1% to Euro 2,948 million, mainly driven by a strong performance in General Account ("G/A") Protection & Health business up 14%, more than offset by a 26% decrease in G/A Savings business. Unit-Linked APE was down 1%.

  New Business Value (NBV[2]) was up 11% to Euro 771 million, mainly driven by an improved business mix towards G/A Protection & Health and towards Unit-Linked within the savings business.

  As a result, new business margin increased from 21% in 1H10 to 26% in 1H11, with high margin levels in G/A Protection & Health business at 47% and Unit-Linked business at 24%.

  Net inflows amounted to Euro 3.6 billion vs. Euro 6.0 billion in 1H10, with a slowdown in mature markets, mainly in G/A Savings business.
- **Property & Casualty** revenues increased by 3% to Euro 15,350 million. Personal lines revenues grew 4% largely driven by a 4% average price increase. Commercial lines revenues grew 1% as the 2% average price increase was partly offset by lower volumes with continuing focus on selective underwriting. Overall, prices increased by 3.5% on average.
- **Asset Management** revenues were up 3% to Euro 1,658 million, mainly driven by higher performance fees and real estate transaction fees at AXA IM as well as higher distribution fees at AllianceBernstein. Average assets under management were stable at Euro 849 billion. Net outflows amounted to Euro 23 billion, with net outflows of Euro 24 billion at AllianceBernstein slightly offset by positive net inflows of Euro 1 billion at AXA IM.

Earnings

- **Underlying Earnings** were up 10% to Euro 2,222 million. Life & Savings Underlying Earnings were down 1%. Restated for scope effects (partial sale of the UK Life operations and AXA APH transaction), Underlying Earnings were up 9% mainly driven by an increase in Unit-Linked management fees and G/A investment margin. Despite Euro 70 million pre-tax impact from earthquake in Japan, technical margin increased mainly driven by Variable Annuity hedge results in the US, partly offset by the related increase in DAC amortization. Property & Casualty Underlying Earnings increased 15% following a 1.3 pts improvement in all year combined ratio, down to 97.2% (current year combined ratio improved by 3.8 pts, partly offset by 2.5 pts lower positive prior year reserve developments). In Asset Management, Underlying Earnings increased by 6% driven by AXA IM (+25%), partly offset by AllianceBernstein (-15%).
- **Adjusted Earnings** increased by 7% to Euro 2,393 million, benefiting from higher underlying earnings, higher realized capital gains partly offset by higher impairment charges, of which Euro 92 million net impairment on Greek government bonds (based on mark to market valuation for shorter than 2020 maturities).
- **Net Income** increased by 308% to Euro 3,999 million. 1H10 included Euro 1,478 million exceptional loss related to the partial sale of the UK Life operations while 1H11 included Euro 1,440 million exceptional realized gains related to the sale of the stake in Taikang Life and of the Australia & New Zealand operations.

Balance sheet

- **Shareholders' equity** was Euro 46.4 billion, down Euro 3.3 billion vs. December 31, 2010, benefiting from Euro 4.0 billion Net Income for the period, more than offset by Euro 1.6 billion 2010 dividend payment, Euro 1.5 billion negative Forex movements net of hedging instruments, Euro 1.8 billion decrease in net unrealized capital gains and Euro 2.5 billion negative impact from the goodwill deduction related to the acquisition of AXA APH Asia Life minority interests.

  Net unrealized capital gains included in shareholders' equity amounted to Euro 4.6 billion while net unrealized capital gains on real estate & loans (not included in shareholders' equity) amounted to Euro 2.9 billion.
- **Economic solvency ratio** increased from 178% as at December 31, 2010 to 184% as at June 30, 2011.
- **Debt gearing[3]** was stable at 28% mainly as the anticipated impacts from AXA APH transaction (+4 pts) and the sale of Taikang Life stake (-2 pts) were offset by the remittance of the majority of expected 2010 dividends from entities to Group Holding company in the first half of 2011, net of dividend paid to shareholders and debt interest.

Non-GAAP measures such as Underlying Earnings and Adjusted Earnings are reconciled to Net Income on page 10 of this release. AXA's 1H11 financial statements were examined by the Board of Directors on August 3, 2011 and are subject to completion of limited review by AXA's independent auditors.

Notes are on page 17

Changes in scope

Partial sale of the UK Life operations

Following the partial sale of the UK Life operations, 1H10 APE and NBV published figures were restated to exclude volumes and margins related to the sold portion of the business.

In Euro million, except when otherwise noted	1H10 published	UK	1H10 restated
APE[1] (Group share)	3,229	-242	2,986
NBV[2] (Group share)	662	-41	621
NBV margin (%)	20.5%		20.8%

Announced sale of Canadian operations

Canadian operations are treated as discontinued operations in AXA's consolidated financial statements following the announcement on May 31, 2011 of the sale of these operations. As a consequence, their revenues are restated from the overall Group revenues aggregate and their earnings are accounted for in the "Exceptional and discontinued operations" aggregate in Net Income.

In Euro million except when otherwise noted	1H10 published	Canada	1H10 discontinued
Life & Savings revenues	30,881	-69	30,812
Property & Casualty revenues	15,394	-702	14,691
All year combined ratio (%)	98.1%	89.1%	98.6%
Current year combined ratio (%)	102.7%	100.2%	103.1%
Property & Casualty underlying earnings	923	-80	843
Underlying earnings	2,082	-84	1,997
Adjusted earnings	2,284	-97	2,187
Net Income	944		944
Underlying earnings per share (€)	0.85		0.81
Adjusted ROE (%)	12.4%		11.8%

Change in presentation

In order to improve visibility on P&C Direct activities, Direct P&C will be reported as a separate business unit and no longer as part of countries or regions. 1H10 figures were restated in the table below to reflect this change.

	Gross revenues		Combined ratio (%)	
In Euro million	1H10 discontinued	1H10 restated	1H10 published	1H10 restated
NORCEE[(a)]	5,447	5,392	97.3	97.2
of which Germany	2,177	2,177	101.3	101.3
of which Belgium	1,138	1,103	98.5	98.9
of which Switzerland	2,021	2,021	88.7	88.7
MedLA[(b)]	3,438	3,308	97.9	97.5
of which Spain	1,264	1,159	96.1	95.7
of which Italy	726	711	98.2	96.4
of which other	1,448	1,438	99.3	99.4
France	3,181	2,977	99.1	99.0
United Kingdom & Ireland	2,125	1,870	101.1	100.5
Asia	501	182	101.2	100.6
Direct[(c)]	-	962	-	104.0
Total P&C	**14,691**	**14,691**	**98.6**	**98.6**
of which Direct	962	962	104.0	104.0
of which mature markets	12,313	12,313	97.9	97.9
of which high growth markets[4]	1,417	1,417	100.3	100.3

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central an Eastern Europe and Luxembourg.
(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.
(c) Direct scope: AXA Global Direct (France, Belgium, Spain, Portugal, Italy, Poland, Korea and Japan), UK Direct operations.

Revenues: Key figures						
				Change		
Euro million, except when otherwise noted	1H10	1H11	Change on a reported basis	Comp.(a) basis	Scope & *Other*	*FX impact(b)*
Life & Savings revenues	**30,812**	**27,841**	**-9.6%**	**-6.6%**	***-6.3%***	***+3.3%***
Net inflows (Euro billion)	6.0	3.6				
APE[1] (Group share)	2,986	2,948	-1.3%	-1.1%	*-1.0%*	*+0.8%*
NBV[2] (Group share)	621	771	+24.0%	+10.9%	*+9.3%*	*+3.8%*
NBV margin (Group share)	20.8%	26.1%	+5.3 pts	+2.8 pts		
Property & Casualty revenues	**14,691**	**15,350**	**+4.5%**	**+2.7%**	***+0.2%***	***+1.6%***
Asset Management revenues	**1,670**	**1,658**	**-0.7%**	**+2.8 %**	***+0.0%***	***-3.5%***
Net inflows (Euro billion)	-25.2	-23.3				
International Insurance revenues	**1,762**	**1,739**	**-1.3%**	**+0.6%**	***-0.6%***	***-1.3%***
Total revenues(c)	**49,153**	**46,836**	**-4.7%**	**-3.0%**	***-4.0%***	***+2.3%***

(a) Change on a comparable basis was calculated at constant FX, scope and methodology.
(b) Mainly due to the depreciation of the Euro against main currencies, except USD and HKD.
(c) Include banking revenues up 13.0% to Euro 248 million in 1H11 (vs. Euro 218 million in 1H10).

Life & Savings

Life & Savings revenues were down 7% to Euro 27,841 million, with increases in Switzerland and the US more than offset by decreases in MedLA, Japan and Belgium.

New Business Volume (APE[1]) and margin by business

Life & Savings: analysis by business				
	NBV margin	**APE**		
Euro million	1H11	1H10	1H11	Change on a comparable basis
G/A Protection & Health	47%	923	1,130	+14%
G/A Savings	-2%	766	560	-26%
Unit-Linked	24%	908	948	-1%
o/w Continental Europe[5]	*26%*	*222*	*226*	*+1%*
Mutual funds & Other	7%	389	309	+15%
Total	**26%**	**2,986**	**2,948**	**-1%**

Improved business mix…

- **G/A Protection & Health** APE (38% of total) was up 14% to Euro 1,130 million, mainly driven by Switzerland (strong sales in Group Life), Germany (favourable change in regulation facilitating access to private Health insurance), the US (with the success of the new Indexed Universal Life product) and France (mainly increase in Group Protection and success of the Family Protection product).
- **G/A Savings** APE (19% of total) was down 26% to Euro 560 million, mainly driven by Italy (mostly non repeat of the 2010 fiscal amnesty and stronger focus on Unit-Linked products), Belgium (more conservative offer in a low profitability environment) and France (uncertainties in February and March 2011 on Life insurance tax regulation and competition from short term banking accounts with higher offered rates).

- **Unit-Linked** APE (32% of total) was down 1% to Euro 948 million, with (i) Continental Europe[5] up 1% (mainly France up 22% driven by the "Bonus Euro+" initiative and Italy, mainly through the AXA MPS Joint-Venture up 27%, partly offset by Germany down 29% mainly as a result of Variable Annuity product repricing and non-repeat of 1H10 marketing campaign on UL savings products), (ii) South East Asia, India & China up 20% driven by strong sales through Bank Mandiri branches in Indonesia and (iii) the US up 4% (mainly increase in "Retirement Cornerstone" sales partly offset by lower "Accumulator" sales), more than offset by mainly (iv) the UK down 16% due to lower volumes in pension products.
- **Mutual funds & Other** APE (10% of total) was up 15% to Euro 309 million as the strong performance of the Elevate wrap platform in the UK was partly offset by lower sales in CEE.

As a result, **new business value (NBV[2])** was up 11% to Euro 771 million, mainly driven by an improved business mix towards G/A Protection & Health and towards Unit-Linked within the savings business, a favourable country mix effect as well as a positive scope impact from the buyout of high margin Asian minorities.

In high growth markets[4], NBV was up 16% to Euro 206 million (27% of total NBV) mainly as a result of volume increases and favourable country mix effect. In mature markets, NBV was up 9% to Euro 564 million.

NBV margin was up 2.8 pts to 26.1%, with NBV margin at 22.9% in mature markets and at 42.9% in high growth markets.

...leading to a substantial increase in New Business Margin



20.8%
+1.5 pts
+1.5 pts
+1.9 pts
+0.3 pt
26.1%
NBV margin 1H10
Country mix
Business mix
Scope
FX & other
NBV margin 1H11

Actuarial and financial assumptions are not updated on a quarterly basis, except for interest rates which are hedged at point of sale for Variable Annuity products.

New Business Volume (APE[1]) by country

- **New Business Volume (APE[1])** was down 1% to Euro 2,948 million, as strong sales in Switzerland (+37%), Hong Kong (+33%), South East Asia, India & China (+19%), the US (+5%) and Germany (+4%) were more than offset by decreases in Italy (-47%), Belgium (-35%), Japan (-17%) and CEE (-4%). APE was stable in France and in the UK.

Annual Premium Equivalent by country/region

Euro million	1H10	1H11	Change on a reported basis	Change on a comparable basis
France	681	664	-3%	0%
United States	505	502	-1%	+5%
United Kingdom	295	296	0%	0%
NORCEE (a)	658	743	+13%	+4%
of which Germany	*247*	*258*	*+4%*	*+4%*
of which Switzerland	*179*	*277*	*+55%*	*+37%*
of which Belgium	*123*	*80*	*-35%*	*-35%*
of which Central & Eastern Europe	*109*	*129*	*+18%*	*-4%*
Asia Pacific	524	540	+3%	+6%
of which Japan	*222*	*212*	*-4%*	*-17%*
of which Australia/ New Zealand	*153*	*-*	*-*	*-*
of which Hong Kong	*72*	*166*	*+132%*	*+33%*
of which South East Asia, India & China	*78*	*162*	*+106%*	*+19%*
MedLA (b)	322	202	-37%	-37%
of which Spain	*41*	*40*	*-4%*	*-4%*
of which Italy	*225*	*120*	*-47%*	*-47%*
of which other	*57*	*43*	*-25%*	*-25%*
Total Life & Savings APE[1]	**2,986**	**2,948**	**-1%**	**-1%**
of which mature markets	2,688	2,467	-8%	-3%
of which high growth markets[4]	298	481	+61%	+11%

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland and Central and Eastern Europe. Luxembourg's APE and NBV are not modelled.

(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Morocco and Greece.

Property & Casualty

P&C revenues growth supported by tariff increases

Property & Casualty revenues increased by 3% to Euro 15,350 million. Personal lines revenues grew 4% largely driven by a 4% average price increase. Commercial lines revenues grew 1% as the 2% average price increase was partly offset by lower volumes with continuing focus on selective underwriting.

Overall, prices increased by 3.5% on average.

Property & Casualty revenues strongly increased in high growth markets[4] (+11%) and Direct (+9%).

Net new personal contracts in high growth markets and Direct amounted to +414k and +128k respectively, representing 54% and 17% of total net new personal contracts which amounted to +771k.

Property & Casualty : IFRS revenues by country/region

In Euro million	1H10	1H11	Change on a reported basis	Change on a comparable basis
NORCEE[(a)]	5,392	5,762	+7%	+2%
of which Germany	*2,177*	*2,245*	*+3%*	*+3%*
of which Belgium	*1,103*	*1,124*	*+2%*	*+2%*
of which Switzerland	*2,021*	*2,304*	*+14%*	*+1%*
MedLA[(b)]	3,308	3,371	+2%	+3%
of which Spain	*1,159*	*1,101*	*-5%*	*-5%*
of which Italy	*711*	*719*	*+1%*	*+1%*
of which other	*1,438*	*1,551*	*+8%*	*+11%*
France	2,977	3,037	+2%	+2%
United Kingdom & Ireland	1,870	1,908	+2%	+2%
Asia	182	212	+16%	-2%
Direct[(c)]	962	1,059	+10%	+9%
Total P&C revenues	**14,691**	**15,350**	**+4%**	**+3%**
of which mature markets	12,313	12,726	+3%	+1%
of which high growth markets[4]	1,417	1,564	+10%	+11%

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central and Eastern Europe and Luxembourg.
(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.
(c) Direct scope: AXA Global Direct (France, Belgium, Spain, Portugal, Italy, Poland, South Korea and Japan), UK Direct operations.

Personal lines were up 4% mainly benefiting from a 4% average price increase.

- **Personal Motor revenues** (37% of total P&C revenues) increased by 5% mainly driven by:
  - MedLA (+7%) with Turkey up 35% thanks to the success of motor products driven by increased car sales and Italy up 9% from higher volumes and tariff increases, partly offset by Spain down 8% mainly due to lower volumes as a result of macro-environment and severe price competition,
  - Germany (+9%) as a result of both (i) price increases with the launch of two new product ranges with higher tariffs and (ii) higher volumes benefiting from a slowdown in price competition,
  - UK & Ireland (+10%) following strong tariff increases in intermediated business,
  - Direct business (+7%) mainly driven by the UK, as a result of tariff increases and new business volumes, as well as Continental Europe with strong growth in Italy and Poland.

  Motor net new contracts amounted to +628k.

- **Personal Non-Motor revenues** (23% of total P&C revenues) increased by 2%, mainly driven by France (+5%) as a result of strong price increases and Direct business (+30%), mainly in the UK, supported by Swiftcover Home product launched in May 2010. This was partly offset by a decrease in the UK traditional business (-3%) mainly reflecting selective underwriting in Travel and Warranty lines.

  Household net new contracts amounted to +143k.

Commercial lines were up 1% as the 2% average price increase was partly offset by lower volumes with continuing focus on selective underwriting

- **Commercial Motor revenues** (8% of total P&C revenues) were up 1% notably driven by the UK & Ireland (+16%) as a result of both tariff increases and higher new business, partly offset by selective underwriting in MedLA region.
- **Commercial Non-Motor revenues** (32% of total P&C revenues) increased by 1%, largely driven by (i) MedLA (+4%), in particular the Gulf Region (+24%) with strong new business in Health, and Turkey (+18%) on large accounts in Property and by (ii) France (+2%) reflecting strong tariff increases in Construction and Property. This was partly offset by Germany (-1%).

Asset Management

- **Asset Management** revenues were up 3% to Euro 1,658 million, mainly driven by higher performance fees and real estate transaction fees at AXA IM as well as higher distribution fees at AllianceBernstein. Management fees were stable reflecting stable average assets under management.
- **Assets Under Management** were down Euro 41 billion versus December 31, 2010 to Euro 837 billion[6] mainly as a result of:
  - Net flows of Euro -23 billion due to:
    - Euro -24 billion at AllianceBernstein, primarily in institutional clients segment (Euro -20 billion),
    - Euro +1 billion at AXA IM, mainly driven by AXA Private Equity (Euro +2 billion), Fixed Income (Euro +1 billion), AXA Framlington (Euro +1 billion) and Money Market products (Euro +1 billion), partly offset by AXA Rosenberg products (Euro -3 billion) and the voluntary exit from unprofitable employee shareholding plan schemes (Euro -2 billion).
  - Market impact of Euro +16 billion mainly driven by equity market recovery
  - Forex impact of Euro -31 billion mainly due to appreciation of the Euro versus USD.

Assets Under Management Roll-forward

In Euro billion	Alliance Bernstein	AXA IM	Total
AUM at FY10	**362**	**516**	**878**
Net flows	-24	+1	-23
Market appreciation	+11	+4	+16
Scope & other impacts	+1	-3	-2
Forex impact	-27	-5	-31
AUM at 1H11	**323**	**514**	**837**
Average AUM over the period	**346**	**503**	**849**
Change of average AUM on a reported basis	-5%	+1%	-2%
Change of average AUM on a comparable basis	+0%	-0%	+0%

International Insurance

International Insurance revenues were up 1% to Euro 1,739 million.

International Insurance IFRS revenues

In Euro million	1H10	1H11	Change on a reported basis	Change on a comparable basis
AXA Corporate Solutions Assurance	1,271	1,271	0%	+2%
AXA Assistance	392	384	-2%	-2%
Other International activities	99	84	-15%	-7%
Total International Insurance	**1,762**	**1,739**	**-1%**	**+1%**

Earnings : Key figures				
In Euro million	1H10	1H11	Change	
			Reported	At constant Forex
Life & Savings	1,320	1,310	-1%	-1%
Property & Casualty	843	989	+17%	+15%
Asset Management	150	157	+5%	+6%
International Insurance	144	143	-1%	-2%
Banking	(22)	8	na	na
Holdings[7]	(438)	(384)	+12%	+11%
Underlying Earnings[8]	**1,997**	**2,222**	**+11%**	**+10%**
of which mature markets	*1,842*	*1,975*	*+7%*	*+5%*
of which high growth markets[4]	*158*	*234*	*+48%*	*+52%*
Realized capital gains	468	500		
Impairments	(202)	(238)		
Equity portfolio hedging	(76)	(90)		
Adjusted Earnings[8]	**2,187**	**2,393**	**+9%**	**+7%**
Adjusted ROE	*11.8%*	*13.5%*		
Change in fair value	213	162		
of which impact from credit spreads & interest rates	*111*	*(148)*		
of which impact from equities & alternative assets	*150*	*165*		
of which impact from other assets (mainly ABS)	*83*	*88*		
of which Forex impacts	*(131)*	*57*		
Exceptional and discontinued operations	(1,462)	1,543		
of which partial sale of UK Life	*(1,478)*	*-*		
of which AXA APH transaction	*-*	*691*		
of which Canadian operations net income	*90*	*99*		
of which sale of stake in Taikang Life	*-*	*749*		
Restructuring costs, intangibles amortization and other	5	(99)		
Net Income	**944**	**3,999**	**+324%**	**+308%**

Earnings per share			
In Euro	1H10	1H11	Reported
Underlying EPS[9]	0.81	0.90	+11%
Adjusted EPS[9]	0.90	0.98	+9%
Net Income per share	0.35	1.68	+382%

Underlying Earnings, Adjusted Earnings, NBV and items of the analysis of change in fair value are non-GAAP measures and as such are not audited

Underlying Earnings

Underlying Earnings were up 10% to Euro 2,222 million.

Life & Savings Underlying Earnings were down 1%. Restated for scope effects (partial sale of the UK Life operations and AXA APH transaction), Underlying Earnings were up 9% mainly driven by an increase in Unit-Linked management fees and G/A investment margin. Despite Euro 70 million pre-tax impact from earthquake in Japan, technical margin increased mainly driven by Variable Annuity hedge results in the US, partly offset by the related increase in DAC amortization.

Property & Casualty Underlying Earnings increased 15% following a 1.3 pts improvement in all year combined ratio, down to 97.2% (current year combined ratio improved by 3.8 pts, partly offset by 2.5 pts lower positive prior year reserve developments).

Asset Management Underlying Earnings increased by 6% driven by AXA IM (+25%), partly offset by AllianceBernstein (-15%).

Increase in both investment margin and Unit-Linked management fees

- **Life & Savings Underlying Earnings** were down 1% to Euro 1,310 million.

Underlying Earnings: margin analysis

Life & Savings Underlying Earnings : margin analysis

In Euro million	1H10	1H11	Change: At constant FX	Change: At constant FX and scope[10]
Margin on revenues	2,359	2,378	-3%	+2%
Margin on assets	2,699	2,545	-4%	+9%
of which Unit-Linked management fees	*1,042*	*1,015*	*+1%*	*+14%*
of which General Account Investment margin	*1,278*	*1,248*	*-2%*	*+5%*
of which Other fees	*380*	*282*	*-27%*	*+5%*
Technical margin	521	645	+25%	+38%
of which mortality, morbidity & other	*903*	*737*	*-18%*	*-13%*
of which variable annuity technical margin	*(382)*	*(92)*	*+75%*	*+76%*
Expenses, net of DAC/DOC	(3,538)	(3,636)	+2%	+11%
of which acquisition expenses	*(1,650)*	*(1,934)*	*+16%*	*+20%*
of which administrative expenses	*(1,886)*	*(1,703)*	*-11%*	*+1%*
VBI amortization	(147)	(86)	-47%	-45%
UE from affiliates in equity method	12	22	+86%	+91%
Tax and minority interests	(584)	(557)	-6%	+12%
Life & Savings Underlying Earnings	**1,320**	**1,310**	**-1%**	**+9%**

On a comparable scope basis, restated for Forex and for scope with partial sale of the UK Life & Savings operations, AXA APH Asia Life minority interests buy-out and disposal of Australia and New Zealand operations, Life & Savings underlying earnings were up 9%.

- **Margin on revenues** was up 2% at Euro 2,378 million as the decrease in revenues (-7%) was offset by higher margins (+10%), mainly resulting from an improved business mix (increased contribution to revenues from G/A Protection & Health business).

- **Margin on assets** was up 9% to Euro 2,545 million:
  - **Unit-Linked management fees** were up 14% to Euro 1,015 million, mainly benefiting from both higher average reserves (+9%), following equity market appreciation, and improved business mix.
  - **General Account investment margin** was up 5% to Euro 1,248 million mainly due to higher average reserves. Average margin amounted to 75 bps on an annualized basis. Investment yield was slightly down from 4.1% to 4.0% in 1H11.
  - **Other fees** were up 5% to Euro 282 million.
- **Technical margin** was up 38% to Euro 645 million, mainly driven by (i) Euro 324 million improvement in US hedge results reflecting lower basis and volatility costs as well as increased interest rates hedging gains, partly offset by (ii) Euro 70 million impact from earthquake in Japan and (iii) Euro 63 million decrease in France mainly following regulatory changes on "CMU" levy and the new pensions law.
- **Expenses, net of DAC/DOC** were up 11% to Euro 3,636 million, with increase in administrative expenses contained at 1% and acquisition expenses up 20% mainly due to higher DAC amortization notably reflecting higher technical margin in the US.
- **VBI amortization** was down 45% to Euro 86 million mostly driven by the US with higher expected margins and the natural decline of AXA Japan VBI balance.
- **Tax and minority interests** were up 12% to Euro 557 million, mainly driven by higher pre-tax earnings and a negative tax one-off in Japan.

Life & Savings Pre-tax Underlying Earnings by business

Pre-tax Underlying Earnings were up 10% to Euro 1,867 million.

Life & Savings Pre-tax Underlying Earnings by business			
In Euro million	1H10 Excluding UK sold operations	1H11	Change at constant FX and scope[10]
G/A Protection & Health	1,087	1,094	+1%
G/A Savings	359	392	+11%
Unit-Linked	254	358	+52%
Mutual funds & Other	40	23	+2%
Life & Savings Pre-tax Underlying Earnings	**1,740**	**1,867**	**+10%**

Underlying Earnings growth in all Life & Savings businesses

- **G/A Protection & Health** were up 1% at Euro 1,094 million. Excluding the impact of Japan's earthquake, Underlying Earnings were up 8%, mainly driven by higher loadings on premiums reflecting increase in sales.
- **G/A Savings** were up 11% to Euro 392 million, primarily driven by an increase in investment margin.
- **Unit-Linked** were up 52% to Euro 358 million, mainly driven by a strong increase in US VA pre-tax Underlying Earnings.
- **Mutual funds & Other** were up 2% to Euro 23 million.

P&C current year combined ratio down 3.8 points

- **Property & Casualty Underlying Earnings** were up 15% to Euro 989 million mainly driven by a strong improvement in all year combined ratio down 1.3 points to 97.2%. Current year combined ratio was down 3.8 points to 99.2%.

Property & Casualty : Combined ratio by country/region			
In %	1H10	1H11	Change at constant Forex
NORCEE[a]	97.2	95.9	-1.0 pt
of which Belgium	*98.9*	*100.2*	*+1.4 pts*
of which Switzerland	*88.7*	*87.4*	*-1.3 pts*
of which Germany	*101.3*	*99.3*	*-1.9 pts*
France	99.0	96.5	-2.4 pts
MedLA[b]	97.5	96.5	-0.9 pt
UK & Ireland	100.5	100.0	-0.5 pt
Asia	100.6	97.7	-2.8 pts
Direct	104.0	102.0	-2.0 pts
Total P&C	**98.6**	**97.2**	**-1.3 pts**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central and Eastern Europe, Luxembourg.
(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.

Loss ratio improved by 0.5 point to 70.4% as a result of:

- -3.1 pts improvement in current year loss ratio to 72.4% of which
  - -1.5 pts from natural catastrophes with a limited exposure to 1H11 events. The decrease arises mainly from France and Germany, where Xynthia storm had an adverse impact in 1H10, and from the UK, which was impacted by freeze in 1H10.
  - -1.6 pts from current year loss ratio excluding natural catastrophes, mainly driven by price increases (-2.5 pts improvement on a net earned basis)
- +2.5 pts from lower positive prior year reserve developments which amounted to 2.0 pts in 1H11 vs. 4.5 pts in 1H10. Reserving ratio was stable at 196%.

Expense ratio decreased by 0.7 point to 26.8%.

Enlarged expense ratio (sum of expense ratio and claims handling cost ratio) decreased by 0.8 point to 31.6%. Excluding positive one-off effects, enlarged expense ratio improved by 0.6 point, mainly in mature markets, with administrative expense and claims handling costs ratio improving by 0.2 point from various productivity programs, mainly leaner operations and acquisition expense ratio improving by 0.4 point, driven by renegotiation of commission rates in the UK and Spain as well as reduced exposure to highly commissioned businesses in the UK.

Investment income[11] was stable at Euro 1,025 million, with an investment yield stable at 4.1%.

Tax and minority interests were up 12% to Euro 403 million mainly reflecting higher pre-tax earnings and a negative tax one-off in the UK.

- **Asset Management Underlying Earnings** were up 6% to Euro 157 million.

  AllianceBernstein Underlying Earnings were down 15% to Euro 57 million mainly due to higher expenses (mainly promotion and services on new products), partly offset by higher revenues.
  AXA Investment Managers Underlying Earnings were up 25% to Euro 99 million reflecting higher revenues and a contained expense base.

- **International Insurance Underlying Earnings** were down 2% to Euro 143 million. AXA Corporate Solutions Assurance recorded a slight decrease in underlying earnings driven by a higher combined ratio, up 0.7 pt to 97.3%, partly offset by a higher investment income. Combined ratio increase was due to higher level of large claims (including Euro 25 million pre-tax charge related to Japan earthquake).

- **Banking Underlying Earnings** increased to Euro 8 million (vs. Euro -22 million in 1H10) mainly driven by higher interest and commission margins in Belgium.

- **Holdings[7] Underlying Earnings** increased by Euro 50 million to Euro -384 million, mainly benefiting from the non-repeat of the Euro 64 million net provision related to AXA Rosenberg booked in 1H10. Excluding this provision, underlying earnings decreased by Euro 14 million.

Adjusted Earnings

Sustained capital gains generation

Adjusted Earnings increased by 7% to Euro 2,393 million, benefiting from both higher underlying earnings, higher realized capital gains partly offset by higher impairments of which Euro 92 million net impairment on Greek government bonds (based on mark to market valuation for shorter than 2020 maturities).

1H11 realized capital gains amounted to Euro 500 million vs. Euro 468 million in 1H10. Impairments amounted to Euro 238 million (of which Euro 87 million on equities and Euro 117 million on fixed income assets, mainly Euro 92 million on Greek government bonds) vs. Euro 202 million in 1H10.

Net Income

Net income quadrupled driven by exceptional gains on disposals

Net Income was up 308% to Euro 3,999 million. 1H10 included Euro 1,478 million exceptional loss related to the partial sale of the UK Life operations while 1H11 included Euro 1,440 million exceptional realized gains related to the sale of the stake in Taikang Life and of the Australia & New Zealand operations.

1H11 change in fair value amounted to Euro 162 million mainly as a result of:

(i) Euro -148 million impact from credit spreads and interest rates;

(ii) Euro +165 million impact from equity and alternative assets, mainly Private Equity;

(iii) Euro +88 million impact from other assets, mainly ABS.

Other items amounted to Euro 1,444 million, mainly as a result of:

(i) Euro +749 million exceptional realized gain following the sale of the stake in Taikang Life and Euro +691 million exceptional realized gain following the sale of Australia & New Zealand operations;

(ii) Euro +99 million net result of discontinued Canadian operations;

(iii) Euro -99 million mainly from restructuring costs and intangible assets amortization.

Shareholders' Equity, Solvency & Debt

- **Shareholders' equity** was Euro 46.4 billion, down Euro 3.3 billion vs. December 31, 2010, benefiting from Euro 4.0 billion Net Income for the period, more than offset by Euro 1.6 billion 2010 dividend payment, Euro 1.5 billion negative forex movements net of hedging instruments, Euro 1.8 billion decrease in net unrealized capital gains and Euro 2.5 billion negative impact from the goodwill deduction related to the acquisition of AXA APH Asia Life minority interests.

  At June 30, 2011, net unrealized capital gains included in shareholders' equity amounted to Euro 4.6 billion while net unrealized gains on real estate & loans (not included in shareholders' equity) amounted to Euro 2.9[12] billion.

Solvency I ratio up 4 points to 186%

- **Solvency I ratio** was 186%, up 4 points vs. December 31, 2010, notably benefiting from Underlying Earnings (+10 points), partly offset by lower unrealized capital gains on fixed income assets reflecting higher interest rates.

  Indicative sensitivities to market movements are: -6 pts to -10% in equity markets, -6 pts to -10% in real estate markets.
  On fixed income assets, sensitivities to market movements are: -7 pts to 10 bps increase in interest rates, -2 pts to 10 bps increase in credit spreads, with the combination of both impacts capped at -18 pts of Solvency.

- **Economic solvency ratio** increased from 178% as at December 31, 2010 to 184% as at June 30, 2011.

Debt gearing stable at 28%

- **Financial structure**

  AXA's net financial debt was down Euro 0.8 billion to Euro 14.4 billion, mainly from forex impact on nominal debt (Euro -0.5 billion).

  Debt gearing[3] was stable at 28% mainly as the anticipated impact from AXA APH transaction (+4 pts) and the sale of Taikang Life stake (-2 pts) were offset by the remittance of the majority of expected 2010 dividends from entities to the group holding company in the first half of 2011, net of dividend paid to shareholders and debt interest.

  Interest coverage ratio was 12.1x vs. 12.8x in 1H10.

Invested assets

AXA's invested assets amounted to Euro 605 billion including Euro 435 billion in the General Account, invested in a diversified portfolio mainly comprised of fixed income investments (82%), cash (5%), real estate (5%) and listed equities (4%).

General Account asset movements included:

(i) Scope effect: Euro -3 billion related to the announced sale of Canadian operations, mainly govies and corporate bonds

(ii) Mark to market effect: Euro -5 billion mainly reflecting higher interest rates

(iii) L&S net inflows: Euro +2 billion mainly invested in corporate bonds and govies

(iv) Investment income: Euro +7 billion mainly invested in corporate bonds and govies

(v) Forex effect: Euro -6 billion mainly reflecting appreciation of the Euro against USD.

Greek Government bonds Available For Sale through OCI (AFS OCI)

Key figures – Greek government bonds portfolio (AFS OCI)						
	Before P&L impairment (Unrealized losses reflected in Shareholders' Equity)					After P&L impairment
In Euro million	Gross book value	Gross market value	% of book value	Gross unrealized losses	Net unrealized losses (a)	Net unrealized losses (a)
Maturity ≤ 2020	560	336	60%	-224	-92	0
Maturity > 2020	962	430	45%	-532	-155	-155
Total	**1,522**	**766**	**50%**	**-756**	**-247**	**-155**

(a) Net of tax and policyholder participation

- AXA welcomes the EU intention to improve the terms of its financial assistance to Greece and will participate in the voluntary program of debt exchange, rollover and buyback plan proposed by the Institute of International Finance (IIF).
- In this context, AXA booked in 1H11 Adjusted Earnings an impairment net of policyholder participation and tax which amounted to Euro 92 million:
  i. Maturity ≤ 2020: Impairment based on mark to market valuation
  ii. Maturity > 2020: No impairment since no triggering event.

Exposure to other European peripheral countries Available For Sale through OCI (AFS OCI) Government bonds

Key figures – AFS OCI					
In Euro billion	Gross book value	Gross market value	% of book value	Gross unrealized losses	Net unrealized losses (a)
Italy	17.6	17.1	97%	-0.5	-0.1
Spain	11.1	10.2	92%	-0.9	-0.2
Portugal	2.2	1.5	65%	-0.8	-0.2
Ireland	1.3	0.9	68%	-0.4	-0.1

(a) Net of tax and policyholder participation

- Fixed income assets are marked to market in AXA's balance sheet. Unrealized losses on the above exposures are therefore reflected in AXA's Shareholders' Equity.
- Unrealized losses are also reflected in Solvency I ratio and Economic Capital ratio.

Notes

1 Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share.
2 New Business Value is Group share.
3 (net financing debt + undated subordinated debt) / (shareholders' equity, excluding fair value recorded in shareholders' equity + net financing debt).
4 Life & Savings high growth markets are: Hong Kong, Central & Eastern Europe (Poland, Czech Republic, Slovakia and Hungary), South-East Asia (Singapore, Indonesia, Philippine and Thailand), China, India, Morocco, Mexico and Turkey
Property & Casualty high growth markets are: Morocco, Mexico, Turkey, Gulf, Hong Kong, Singapore, Malaysia, Russia, Ukraine and Poland (exc. Direct)
5 Life & Savings Continental Europe is France, Germany, Belgium, Switzerland, Italy, Spain, Portugal and Greece
6 The difference with Euro 1,040 billion of total assets under management corresponds to assets directly managed by AXA insurance companies.
7 And Other Companies
8 Underlying Earnings are Adjusted Earnings, excluding net capital gains attributable to shareholders. Adjusted Earnings represent Net income before the impact of exceptional operations, goodwill and related intangibles amortization/impairments, and profit or loss on financial assets (classified under the fair value option) and derivatives. Life & Savings NBV and APE, Adjusted and Underlying Earnings are non-GAAP measures and as such are not audited, may not be comparable to similarly titled measures reported by other companies, and should be read together with our GAAP measure. Management uses these non-GAAP measures as key indicators of performance in assessing AXA's various businesses and believes that the presentation of these measures provide useful and important information to shareholders and investors as measures of AXA's financial performance
9 Net of interest charges on undated subordinated notes (TSDI) and undated deeply subordinated notes (TSS)
10 Changes are adjusted for the Forex and scope effects related to the partial sale of UK Life operations and the AXA APH transaction. Full details are provided in the activity report.
11 Net of financial charges
12 Excluding net unrealized gains on bank loans. Total off-balance sheet net unrealized gains, including net unrealized gains on bank loans, amounted to Euro 3.6 billion in 1H11 and Euro 3.5 billion in FY10

About the AXA Group

The AXA Group is a worldwide leader in insurance and asset management, with 214,000 employees serving 95 million clients. In 2010, IFRS revenues amounted to Euro 91 billion and IFRS underlying earnings to Euro 3.9 billion. AXA had Euro 1,104 billion in assets under management as of December 31, 2010.

The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISN FR 0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA's American Depository Shares are also quoted on the OTC QX platform under the ticker symbol AXAHY.

The AXA Group is included in the main international SRI indexes, such as Dow Jones Sustainability Index (DJSI) and FTSE4GOOD.

This press release is available on the AXA Group website: www.axa.com

AXA Investor Relations:

Mattieu Rouot :	+33.1.40.75.46.85
Gilbert Chahine:	+33.1.40.75.56.07
Sylvie Gleises:	+33.1.40.75.49.05
Thomas Hude:	+33.1.40.75.97.24
Solange Brossollet:	+33.1.40.75.73.60
Florian Bezault:	+33.1.40.75.59.17
Jennifer Lawn:	+1.212.314.28.68

AXA Media Relations:

Guillaume Borie:	+33.1.40.75.49.98
Hélène Caillet:	+33.1.40.75.55.51
Sara Gori:	+33.1.40.75.48.17

AXA Individual shareholders Relations: +33.1.40.75.48.43

IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Please refer to the section "Cautionary statements" in page 2 of AXA's Document de Référence for the year ended December 31, 2010, for a description of certain important factors, risks and uncertainties that may affect AXA's business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

APPENDIX 1: AXA Group IFRS revenues – 1H11 vs. 1H10

AXA Group IFRS revenues – contributions & growth by segment and country/region				
In Euro million	1H10 IFRS	1H11 IFRS	IFRS revenues change Reported	Comp. basis
United States	4,713	4,754	+0.9%	+6.7%
France	7,326	7,094	-3.2%	-2.7%
NORCEE	8,738	9,288	+6.3%	+0.2%
of which Germany	*3,482*	*3,319*	*-4.7%*	*-4.7%*
of which Switzerland	*3,639*	*4,537*	*+24.7%*	*+10.3%*
of which Belgium	*1,337*	*1,110*	*-17.0%*	*-17.0%*
of which Central & Eastern Europe	*237*	*275*	*+16.2%*	*+11.8%*
United Kingdom	1,398	327	-76.6%	+18.7%
Asia Pacific	4,403	4,048	-8.1%	-5.2%
of which Japan	*2,816*	*2,865*	*+1.7%*	*-11.5%*
of which Australia/New-Zealand	*811*	*352*	*-56.5%*	*-*
of which Hong Kong	*665*	*703*	*+5.7%*	*+20.4%*
of which South East Asia, India & China	*111*	*128*	*+15.0%*	*+12.6%*
MedLA	4,234	2,330	-45.0%	-45.0%
of which Spain	*390*	*340*	*-12.9%*	*-12.9%*
of which Italy	*3,498*	*1,655*	*-52.7%*	*-52.7%*
of which other	*346*	*335*	*-3.2%*	*-3.1%*
Life & Savings	**30,812**	**27,841**	**-9.6%**	**-6.6%**
of which Mature markets	*29,599*	*26,544*	*-10.3%*	*-7.5%*
of which high growth markets[4]	*1,212*	*1,296*	*+6.9%*	*+13.7%*
NORCEE	5,392	5,762	+6.9%	+2.0%
of which Germany	*2,177*	*2,245*	*+3.1%*	*+3.3%*
of which Belgium	*1,103*	*1,124*	*+1.9%*	*+1.9%*
of which Switzerland	*2,021*	*2,304*	*+14.0%*	*+0.8%*
France	2,977	3,037	+2.0%	+2.0%
Mediterranean Region	3,308	3,371	+1.9%	+3.2%
of which Spain	*1,159*	*1,101*	*-5.0%*	*-5.0%*
of which Italy	*711*	*719*	*+1.2%*	*+1.2%*
of which other	*1,438*	*1,551*	*+7.8%*	*+10.9%*
United Kingdom & Ireland	1,870	1,908	+2.0%	+1.8%
Asia	182	212	+16.4%	-1.7%
Direct	962	1,059	+10.1%	+9.3%
Property & Casualty	**14,691**	**15,350**	**+4.5%**	**+2.7%**
AXA Corporate Solutions Assurance	1,271	1,271	+0.0%	+2.0%
Others	492	468	-4.7%	-3.1%
International Insurance	**1,762**	**1,739**	**-1.3%**	**+0.6%**
AllianceBernstein	1,065	1,024	-3.8%	+1.7%
AXA Investment Managers	605	634	+4.7%	+4.6%
Asset Management	**1,670**	**1,658**	**-0.7%**	**+2.8%**
Banking	**218**	**248**	**+14.2%**	**+13.0%**
Total	**49,153**	**46,836**	**-4.7%**	**-3.0%**

APPENDIX 2: Life & Savings – Breakdown of APE between Unit-Linked non Unit-Linked and mutual funds

Breakdown of APE – 12 main countries, regions and modelled businesses								
in Euro million	1H11 APE				% Unit-Linked in APE		% G/A Protection & Health in APE	
	G/A Protection & Health	G/A Savings	Unit-Linked	Mutual Funds & Other	1H10	1H11	1H10	1H11
France	263	303	97	0	12%	15%	39%	40%
United States	81	33	221	167	44%	44%	13%	16%
United Kingdom	15	0	191	89	77%	65%	5%	5%
Japan	158	0	55	0	33%	26%	67%	74%
Germany	136	57	48	16	28%	19%	41%	53%
Switzerland	258	5	14	0	8%	5%	90%	93%
Belgium	13	60	7	0	8%	9%	11%	16%
MedLA	47	90	61	4	16%	30%	19%	23%
Hong Kong	77	5	64	21	41%	38%	54%	46%
Central & Eastern Europe	6	7	104	12	67%	81%	5%	5%
South East Asia, India & China	75	0	87	0	52%	54%	48%	46%
Total	**1,130**	**560**	**948**	**309**	**30%**	**32%**	**31%**	**38%**

redefining / standards AXA

APPENDIX 3: Life & Savings – Net inflows by country/region

Net Inflows by country/region		
Euro billion	1H10	1H11
France	+1.3	+0.7
NORCEE[(a)]	+2.9	+2.7
United States	-0.5	-0.4
United Kingdom	-0.7	+0.5
Asia Pacific[(b)]	+1.1	+1.1
MedLA[(c)]	+1.9	-0.9
Total L&S Net Inflows	**+6.0**	**+3.6**
Of which mature markets	+5.2	+2.6
Of which high growth markets[4]	+0.9	+1.0

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central & Eastern Europe and Luxembourg

(b) Asia Pacific: Australia, New Zealand, Hong Kong, Japan and South East Asia, India & China

(c) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Greece and Morocco.

APPENDIX 4: AXA Group IFRS Revenues in local currency – Discrete quarters

(In million local currency except Japan in billion)	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11
Life & Savings						
United States	3,084	3,174	3,138	3,249	3,390	3,285
France	3,824	3,502	3,500	3,799	3,665	3,429
NORCEE						
of which Germany	*1,696*	*1,786*	*1,628*	*1,757*	*1,656*	*1,663*
of which Switzerland	*4,325*	*899*	*868*	*978*	*4,697*	*1,066*
of which Belgium	*731*	*605*	*549*	*618*	*655*	*455*
of which Central & Eastern Europe	*119*	*118*	*123*	*151*	*137*	*138*
United Kingdom	605	612	417	123	136	148
Asia Pacific						
of which Japan	*154*	*210*	*154*	*158*	*158*	*163*
of which Australia/New-Zealand	*559*	*646*	*544*	*513*	*479*	*-*
of which Hong Kong	*3,368*	*3,493*	*3,659*	*3,196*	*3,774*	*3,905*
MedLA	2,355	1,879	1,464	1,245	1,272	1,059
Property & Casualty						
NORCEE						
of which Germany	*1,584*	*593*	*692*	*588*	*1,659*	*586*
of which Switzerland	*2,645*	*256*	*182*	*154*	*2,653*	*272*
of which Belgium	*617*	*486*	*462*	*465*	*636*	*487*
France	1,808	1,170	1,303	1,205	1,842	1,195
MedLA	1,681	1,626	1,402	1,912	1,712	1,658
United Kingdom & Ireland	765	863	766	711	783	875
Asia	92	90	108	82	114	98
Direct	455	507	500	467	517	542
International Insurance						
AXA Corporate Solutions Assurance	933	338	326	334	932	338
Others	279	212	208	217	277	192
Asset Management						
AllianceBernstein	701	712	685	722	723	716
AXA Investment Managers	302	303	263	350	299	335
Banking & Holdings	105	113	126	115	130	119

APPENDIX 5: 1H11 Property & Casualty revenues contribution & growth by business line

Property & Casualty revenues – contribution & growth by business line

in %	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor	
	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis
France	29%	-1%	29%	+5%	8%	+2%	34%	+2%
United Kingdom [(a)]	15%	+10%	38%	-3%	9%	+16%	40%	+2%
NORCEE	35%	+4%	18%	+2%	7%	+4%	38%	-1%
Of which Germany	*34%*	*+9%*	*23%*	*+1%*	*7%*	*+4%*	*31%*	*-1%*
Of which Belgium	*27%*	*+1%*	*20%*	*+4%*	*13%*	*+4%*	*39%*	*-0%*
Of which Switzerland	*39%*	*+2%*	*12%*	*+2%*	*4%*	*+1%*	*44%*	*-1%*
MedLA	42%	+7%	21%	+0%	10%	-6%	27%	+4%
Of which Spain	*43%*	*-8%*	*29%*	*-0%*	*8%*	*-7%*	*21%*	*-3%*
Of which Italy	*63%*	*+9%*	*28%*	*-8%*	*0%*	*-75%*	*10%*	*-10%*
Of which other [(b)]	*32%*	*+21%*	*13%*	*+10%*	*16%*	*-4%*	*38%*	*+10%*
Asia	36%	+4%	11%	+6%	10%	-21%	47%	-5%
Direct	90%	+7%	10%	+30%	-	-	-	-
Total	**37%**	**+5%**	**23%**	**+2%**	**8%**	**+1%**	**32%**	**+1%**

(a) Including Ireland.
(b) Portugal, Greece, Turkey, Mexico, Gulf region and Morocco

APPENDIX 6: 1H11 Property & Casualty price increases

Property & Casualty price increases by country and business line		
In %	Personal	Commercial[a]
France	+4.0%	+5.8%
Germany	+1.1%	+0.4%
United Kingdom & Ireland	+10.8%	+3.4%
Switzerland	-0.6%	-0.5%
Belgium	+4.3%	+0.7%
MedLA	+3.4%	+1.5%
Direct	+10.9%	
Total	**+4.4%**	**+2.1%**

[a] New business only

APPENDIX 7: Life & Savings New Business Volume (APE), Value (NBV) and NBV to APE margin

APE, NBV & NBV margin - main countries, regions and modelled businesses

in Euro million	1H10 APE	1H11 APE	Change on a comparable basis	1H10 NBV	1H11 NBV	Change on a comparable basis	1H11 NBV/APE margin	Change on a comparable basis
United States	505	502	+ 5.2%	63	62	+ 3.9%	12.3%	- 0.2 pt
France	681	664	+ 0.0%	79	96	+ 25.8%	14.5%	+ 3.0 pts
United Kingdom	295	296	- 0.0%	15	17	+ 14.4%	5.8%	+ 0.7 pt
NORCEE	**658**	**743**	**+4.4%**	**164**	**220**	**+ 21.6%**	**29.6%**	**+ 4.1 pts**
Germany	247	258	+ 4.5%	50	63	+ 25.3%	24.5%	+ 4.1 pts
Switzerland	179	277	+ 36.9 %	83	127	+ 34.8%	45.8%	- 0.7 pt
Belgium	123	80	- 35.0%	9	5	- 46.7%	5.9%	- 1.3 pts
Central & Eastern Europe	109	129	- 3.5%	21	25	- 4.8%	19.4%	- 0.3 pt
ASIA PACIFIC	**524**	**540**	**+6.4%**	**256**	**330**	**+ 3.8%**	**61.1%**	**- 1.5 pts**
Japan	222	212	- 17.1%	150	152	- 11.9%	71.7%	+ 4.2 pts
Australia/New-Zealand	153	-	-	21	-	-	-	-
Hong Kong	72	166	+ 32.9%	50	101	+ 14.3%	60.7%	- 9.9 pts
South East Asia, India & China	78	162	+ 19.0%	35	77	+ 26.7%	47.6%	+ 2.9 pts
MedLA	**322**	**202**	**- 37.3%**	**45**	**46**	**+ 2.5%**	**22.7%**	**+ 8.8 pts**
Spain	41	40	- 3.8%	5	7	+ 35.3%	17.2%	+ 5.0 pts
Italy	225	120	-46.6%	30	30	- 1.8%	24.8%	+ 11.3 pts
Other	57	43	-24.7%	9	9	- 1.5%	21.6%	+ 5.1 pts
TOTAL	**2,986**	**2,948**	**- 1.1%**	**621**	**771**	**+ 10.9%**	**26.1%**	**+ 2.8 pts**
Of which high growth markets	*298*	*481*	*+ 11.4%*	*110*	*206*	*+ 15.9%*	*42.9%*	*+ 1.7 pts*
Of which mature markets	*2,688*	*2,467*	*-3.3%*	*512*	*564*	*+ 9.1%*	*22.9%*	*+ 2.5 pts*

APPENDIX 8: Earnings summary after taxes and minority interests /

Consolidated Earnings (in Euro million)	**Net Income Group Share**		Integration costs		Goodwill and related intangibles		Exceptional and discontinued operations		Profit or loss (including change) on financial assets (under Fair Value option) & derivatives		**Adjusted Earnings**		Net realized capital gains attributable to shareholders		**Underlying Earnings**		Underlying Earnings	
	1H10	**1H11**	**1H10**	**1H11**	**1H10**	**1H11**	**1H10**	**1H11**	**1H10**	**1H11**	**1H10**	**1H11**	**1H10**	**1H11**	**1H10**	**1H11**	Change	Change at constant FX
Life & Savings	**66**	**2,457**	**-**	**(16)**	**(11)**	**(15)**	**(1,539)**	**763**	**292**	**171**	**1,325**	**1,533**	**5**	**243**	**1,320**	**1,310**	**-1%**	**-1%**
France	255	558	-	-	-	-	-	-	(34)	35	288	523	(56)	144	345	379	10%	10%
United States	336	370	-	(12)	(1)	(1)	-	-	132	48	204	335	(25)	(9)	229	345	50%	59%
United Kingdom	(1,327)	7	-	(0)	(7)	(6)	(1,478)	17	50	3	108	(6)	(11)	2	119	(8)	-107%	-107%
Japan	214	318	-	-	-	-	-	-	36	104	178	214	28	81	150	133	-11%	-23%
Germany	120	83	-	-	-	-	-	-	27	8	93	75	(3)	(7)	96	82	-14%	-14%
Switzerland	184	890	-	-	(3)	(3)	(5)	749	46	(1)	146	145	28	20	117	125	7%	-6%
Belgium	130	56	-	(3)	-	-	(4)	-	41	(24)	93	82	13	-	80	82	3%	3%
Mediterranean Region	85	50	-	(1)	(0)	(4)	-	-	(3)	(6)	88	60	21	4	67	56	-16%	-15%
Other countries	70	125	-	-	(1)	(1)	(52)	(2)	(4)	5	127	124	10	9	117	115	-2%	1%
of which Australia/New Zealand	34	15	-	-	-	-	-	*(4)*	*(5)*	5	*39*	*14*	*(4)*	2	*43*	12	-72%	-74%
of which Hong Kong	92	92	-	-	-	-	-	-	-	*(1)*	*93*	*93*	*13*	*4*	79	89	12%	19%
Property & Casualty	**1,072**	**1,212**	**-**	**(29)**	**(29)**	**(35)**	**88**	**93**	**(28)**	**82**	**1,041**	**1,100**	**198**	**111**	**843**	**989**	**17%**	**15%**
France	256	287	-	-	-	-	-	-	(23)	37	280	250	71	10	208	240	15%	15%
United Kingdom & Ireland	79	58	-	(7)	(2)	(1)	-	-	(13)	(11)	95	77	19	(2)	75	78	4%	4%
Germany	148	206	-	-	-	(2)	-	-	29	43	119	164	8	19	111	145	31%	31%
Belgium	76	112	-	(7)	(1)	(1)	(2)	-	2	7	77	114	5	42	72	72	0%	0%
MedLA	232	220	-	(14)	(12)	(14)	(1)	-	(7)	12	253	235	68	34	185	202	9%	10%
Switzerland	186	207	-	-	(13)	(14)	8	-	(15)	(5)	206	227	25	18	180	209	16%	2%
Direct	(5)	13	-	-	(1)	(2)	-	-	(0)	(2)	(3)	16	-	3	(3)	14	519%	512%
Other countries	99	109	-	-	-	(2)	83	93	(0)	1	16	17	1	(12)	15	29	96%	98%
International Insurance	**161**	**139**	**-**	**-**	**-**	**-**	**3**	**-**	**14**	**(7)**	**144**	**146**	**(0)**	**3**	**144**	**143**	**-1%**	**-2%**
AXA Corporate Solutions Assurance	92	75	-	-	-	-	-	-	11	(4)	82	79	(2)	(1)	84	81	-4%	-4%
Other	69	64	-	-	-	-	3	-	3	(2)	63	66	2	4	61	62	2%	0%
Asset Management	**122**	**160**	**-**	**(0)**	**-**	**-**	**2**	**-**	**(25)**	**6**	**145**	**154**	**(5)**	**(2)**	**150**	**157**	**5%**	**6%**
AllianceBernstein	66	57	-	-	-	-	2	-	(7)	(0)	71	57	-	-	71	57	-20%	-15%
AXA Investment Managers	56	103	-	(0)	-	-	-	-	(18)	6	74	97	(5)	(2)	78	99	27%	25%
Banking	**(20)**	**(1)**	**-**	**(7)**	**(0)**	**(0)**	**-**	**-**	**2**	**1**	**(22)**	**5**	**1**	**(3)**	**(22)**	**8**	**136%**	**140%**
Holdings & other	**(458)**	**33**	**-**	**(1)**	**-**	**-**	**(15)**	**687**	**3**	**(89)**	**(447)**	**(565)**	**(9)**	**(180)**	**(436)**	**(384)**	**12%**	**11%**
TOTAL	**944**	**3,999**	**-**	**(52)**	**(40)**	**(50)**	**(1,462)**	**1,543**	**258**	**165**	**2,187**	**2,393**	**190**	**171**	**1,997**	**2,222**	**11%**	**10%**

APPENDIX 9: AXA Group simplified Balance Sheet

AXA Group Assets		
In Euro billion	FY10	1H11 (preliminary)
Goodwill	16.7	15.8
VBI	3.1	3.2
DAC & equivalent	19.6	19.3
Other intangibles	3.6	3.5
Investments	594.6	580.5
Other assets & receivables	71.6	60.8
Cash & cash equivalents	22.1	22.7
TOTAL ASSETS	**731.4**	**705.7**

AXA Group liabilities		
In Euro billion	FY10	1H11 (preliminary)
Shareholders' Equity, Group share	49.7	46.4
Minority interests	4.2	2.5
SH EQUITY & MINORITY INTERESTS	**53.9**	**48.9**
Financing debt	10.5	10.4
Technical reserves	563.9	557.8
Provisions for risks & charges	10.5	9.8
Other payables & liabilities	92.6	78.9
TOTAL LIABILITIES	**731.4**	**705.7**

APPENDIX 10: 1H11 Main Press Releases

- 02/03/2011 - No additional material impact expected from AXA Rosenberg settlement with the US SEC
- 02/17/2011 - Full Year 2010 Earnings - Proposed dividend per share up 25%
- 03/11/2011 - AXA's sale of 15.6% stake in Taikang Life; main regulatory hurdle cleared
- 03/23/2011 - AXA to close AXA APH transaction on April 1, 2011 / New management structure in Asia
- 04/01/2011 - AXA has completed the AXA APH transaction
- 04/27/2011 - AXA Shareholders' Meeting convened today. AXA publishes its 2010 Activity and Corporate Responsibility Report.
- 05/05/2011 - 1Q 2011 Activity Indicators
- 05/31/2011 - AXA to sell its Canadian operations
- 06/01/2011 - AXA holds today an Investor Seminar on its 5-year strategic plan "Ambition AXA"
- 06/10/2011 - Reliance Industries Limited to acquire Bharti's stake in the insurance Joint-Ventures with AXA in India

Please refer to the following web site address for further details:
http://www.axa.com/en/press/pr/

APPENDIX 11: 1H11 operations on AXA shareholders' equity and debt

Shareholders' Equity

No significant operations.

Debt

No significant operations.